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                                                                Exhibit 99.a.(v)

                                AMENDMENT TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                        HARTFORD-FORTIS SERIES FUND, INC.

         This Amendment to the Articles of Amendment and Restatement is effective as of May 7, 2002.

         Hartford-Fortis Series Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, does hereby Certify:

         FIRST: That the Articles of Amendment and Restatement of the corporation are hereby amended by striking out Article I and inserting in lieu thereof the following:

                                    ARTICLE I
                                      NAME

                           "The name of the corporation (which is hereinafter called the "Corporation") is:

                                    The Hartford Mutual Funds II, Inc."

         SECOND: That the Amendment to the Articles of Amendment and Restatement of the Corporation as hereinabove set forth was duly authorized by the Board of Directors of the Corporation through the adoption of a resolution at a meeting called and held on March 4, 2002.

         THIRD: That the Amendment to the Articles of Amendment and Restatement of the Corporation was approved by a majority of the entire Board of Directors and that the amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 to be made without action by the stockholders.

         IN WITNESS WHEREOF, Hartford-Fortis Series Fund, Inc. has caused this Amendment to the Articles of Amendment and Restatement to be duly executed by David M. Znamierowski, its President, and attested to by Kevin J. Carr, its Assistant Secretary, this 6 day of May, 2002.

                                            Hartford-Fortis Series Fund, Inc.
Attest:
                                     By:    /s/ David M. Znamierowski
                                            -----------------------------------
                                            David M. Znamierowski, President
/s/ Kevin J. Carr
---------------------------------
Assistant Secretary

         I, David M. Znamierowski, President of Hartford-Fortis Series Fund, Inc., hereby acknowledge, in the name and on behalf of said Corporation, the foregoing Amendment to the Articles of Amendment and Restatement to be the corporate act of said Corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                            /s/ David M. Znamierowski
                                            -----------------------------------
                                            David M. Znamierowski, President